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Exhibit 21.1

Subsidiaries of Regal Entertainment Group	Jurisdiction of Organization
Act III Cinemas, Inc.	Delaware
Act III Inner Loop Theatres, Inc.	Delaware
Act III Theatres, Inc.	Delaware
A 3 Theatres of San Antonio, Ltd.	Texas
A 3 Theatres of Texas, Inc.	Delaware
CDP Limited Liability Company	California
Eastgate Theatre, Inc.	Oregon
Edwards Theatres, Inc.	Delaware
Florence Theatre Corporation	California
Frederick Plaza Cinemas, Inc.	Maryland
General American Theatres, Inc.	Oregon
Green Hills Commons, LLC	Tennessee
Hoyts Cinemas Corporation	Delaware
Interstate Theatres Corporation	Massachusetts
Morgan Edwards Theatre Corporation	California
Multimatic Displays, Inc.	New York
Next Generation Network, Inc.	Delaware
Ochtel Partnership	New York
Orix RAM Montgomery Venture General Partnership	Illinois
Palace Suite, Inc.	New York
RAM/UA-KOP, LLC	Delaware
R and S Theaters, Inc.	Mississippi
R.C. Cobb, Inc.	Alabama
RCI/RMS, LLC	Delaware
Regal Cinemas Bonds Corporation	Delaware
Regal Cinemas Corporation	Delaware
Regal Cinemas Holdings, Inc.	Delaware
Regal Cinemas, Inc.	Tennessee
Regal CineMedia Corporation	Virginia
Regal CineMedia Holdings, LLC	Delaware
Regal Entertainment Holdings, Inc.	Delaware
Regal Entertainment Holdings II, LLC	Delaware
Regal Gallery Place, LLC	District of Columbia
Regal Investment Company	Colorado
Regal Stratford, Inc.	Tennessee
Rio Rich Theatres Ventures	California
San Francisco Theatres, Inc.	California
Siam UATC Company Limited Thailand Corp.	Thailand
Staten Theatre Group	New York
Staten Theatre Group II	New York
TEMT Alaska, Inc.	Alaska
UAGG Theatre Operating Corp.	New York
UA Mexico Holdings, S.A. de C.V.	Mexico
UA SHOR LLC	Delaware
UA Swansea, LLC	Tennessee
United Artists/Pacific Media Joint Venture	Colorado
United Artists Properties I Corp.	Colorado
United Artists Realty Company	Delaware
United Artists Singapore Theatres Pte. Ltd.	Singapore
United Artists Theatre Circuit, Inc.	Maryland
United Artists Theatre Company	Delaware

United Artists Theatre Group, LLC	Delaware
United Cinema Corporation	California
United Stonestown Corporation	California
Vogue Realty Company	California

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  Exhibit 21.1